AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999
                                                       REGISTRATION NO.  333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    FIRST USA BANK, NATIONAL ASSOCIATION
                 (Originator of the Trust described herein)
           (Exact name of registrant as specified in its charter)
                     FIRST USA CREDIT CARD MASTER TRUST

    Delaware        First USA Bank, National Association      76-0039224
 (State or other           201 North Walnut Street          (I.R.S. employer
 jurisdiction of         Wilmington, Delaware  19801     identification number)
 incorporation or               (302) 594-4000
   organization)

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              RICHARD W. VAGUE
                          201 North Walnut Street
                         Wilmington, Delaware 19801
                               (302) 594-4100

  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 COPIES TO:
    Joanne K. Sundheim                          Andrew M. Faulker, Esq.
 Senior Vice President and             Skadden, Arps, Slate, Meagher & Flom LLP
 Associate General Counsel                        919 Third Avenue
  201 North Walnut Street                      New York, New York  10022
 Wilmington, Delaware  19801                       (212) 735-2000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

    If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the
 following box.    ( )
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection
 with dividend or interest reinvestment plans, check the following box.    (X)
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
 the earlier effective registration statement for the same offering.    ( )
    If this form is a post-effective amendment filed pursuant to Rule
 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
 registration statement for the same offering.    ( )
    If delivery of the prospectus is expected to be made pursuant to Rule
 434, please check the following box.    ( )


                             CALCULATION OF REGISTRATION FEE
===============================================================================================
 TITLE OF EACH CLASS   AMOUNT TO        PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
 OF SECURITIES TO BE  BE REGISTERED    OFFERING PRICE PER  OFFERING PRICE (1)  REGISTRATION FEE
      REGISTERED                            UNIT (1)
-----------------------------------------------------------------------------------------------
 Asset Backed
 Certificates . . . . $1,000,000              100%           $1,000,000             $278
===============================================================================================
 (1)     Estimated solely for purpose of calculating the registration fee.

   The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
 Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 [TEXT BOX CONTENTS:
 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CAN NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.]

 [TEXT BOX CONTENTS:
 A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST USA BANK, N.A., THE SERVICER OR ANY OF THEIR AFFILIATES.

 THIS PROSPECTUS MAY BE USED TO OFFER AND SELL ANY SERIES OF CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT FOR THAT SERIES.]

 SUBJECT TO COMPLETION, DATED FEBRUARY 5, 1999

 Prospectus

 FIRST USA CREDIT CARD MASTER TRUST
 Issuer

 FIRST USA BANK, N. A.
 Transferor and Servicer

 ASSET BACKED CERTIFICATES


 THE TRUST

 o may periodically issue asset backed certificates in one or more series with one or more classes; and

 o    will own-
      o receivables in a portfolio of consumer revolving credit card accounts;
      o    payments due on those receivables; and
      o other property described in this prospectus and in the prospectus supplement.

 THE CERTIFICATES-

 o will represent interests in a trust and will be paid only from the assets of the trust;

 o offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

 o    may have one or more forms of enhancement; and

 o will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

 THE CERTIFICATEHOLDERS-

 o will receive interest and principal payments from a varying percentage of credit card account collections.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   [Date]


                             TABLE OF CONTENTS


 The Trust ............................................................  4

 First USA's Credit Card Activities ...................................  4
   General ............................................................  4
   Description of FDR .................................................  5
   Billing and Payments ...............................................  6
   Delinquencies and Charge-Offs ......................................  6
   Interchange ........................................................  7
   Recoveries .........................................................  7

 The Receivables ......................................................  8

 Maturity Assumptions .................................................  9

 Use of Proceeds ...................................................... 10

 First USA and BANK ONE CORPORATION ................................... 10
   Year 2000 Readiness ................................................ 11

 Description of the Certificates ...................................... 12
   General ............................................................ 12
   Book-Entry Registration ............................................ 13
   Definitive Certificates ............................................ 16
   Interest Payments .................................................. 17
   Principal Payments ................................................. 17
   Revolving Period ................................................... 18
   Controlled Amortization Period ..................................... 18
   Accumulation Period ................................................ 18
   Rapid Amortization Period .......................................... 19
   Shared Excess Finance Charge Collections ........................... 19
   Shared Collections of Principal Receivables ........................ 19
   Companion Series ................................................... 19
   Transfer and Assignment of Receivables ............................. 19
   Exchanges .......................................................... 20
   Representations and Warranties ..................................... 21
   Addition of Accounts ............................................... 23
   Removal of Accounts ................................................ 24
   Collection and Other Servicing Procedures .......................... 24
   Trust Accounts ..................................................... 24
   Discount Receivables ............................................... 25
   Investor Percentage and Transferor Percentage ...................... 25
   Application of Collections ......................................... 25
   Funding Period ..................................................... 26
   Defaulted Receivables; Rebates and Fraudulent Charges .............. 26
   Investor Charge-Offs ............................................... 27
   Defeasance ......................................................... 27
   Final Payment of Principal; Termination ............................ 27
   Pay Out Events ..................................................... 28
   Certain Matters Regarding the Transferor and the Servicer .......... 29
   Servicer Default ................................................... 30
   Reports to Certificateholders ...................................... 31
   Reports; Notices ................................................... 31
   Evidence as to Compliance .......................................... 31
   Amendments ......................................................... 32
   List of Certificateholders ......................................... 32
   The Trustee ........................................................ 32

Enhancement ........................................................... 33
  General ............................................................. 33
  Subordination ....................................................... 33
  Letter of Credit .................................................... 34
  Cash Collateral Guaranty or Account ................................. 34
  Collateral Invested Amount .......................................... 34
  Surety Bond or Insurance Policy ..................................... 34
  Spread Account ...................................................... 35
  Reserve Account ..................................................... 35

Certificate Ratings ................................................... 35

Certain Legal Aspects of the Receivables .............................. 36
  Transfer of Receivables ............................................. 36
  Certain Matters Relating to Receivership ............................ 36
  Consumer Protection Laws ............................................ 37
  Industry Litigation ................................................. 38
  Other Litigation .................................................... 38

Certain U.S. Federal Income Tax Consequences .......................... 39
  General ............................................................. 39
  Characterization of the Certificates as Indebtedness ................ 39
  Taxation of Interest Income of Certificateholders ................... 40
  Sale or Other Disposition of a Certificate .......................... 41
  Tax Characterization of the Trust ................................... 41
  Recent Legislation .................................................. 42
  Foreign Investors ................................................... 43
  State and Local Taxation ............................................ 44

Erisa Considerations .................................................. 44

Plan of Distribution .................................................. 46

Legal Matters ......................................................... 46

Reports to certificateholderS ......................................... 47

Where You Can Find More Information ................................... 47

Index of Tterms for Prospectus ........................................ 48



            IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                  PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

   We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of certificates, including:

   o      the timing and amount of interest and principal payments;
   o      information about the receivables;
   o      information about credit enhancement for each offered class;
   o      credit ratings; and
   o      the method for selling the certificates.

   WHENEVER INFORMATION IN THE PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

   You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

   We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for Prospectus" beginning on page 48 in this prospectus.

                            ____________________

                                 THE TRUST

     The First USA Credit Card Master Trust (the "TRUST") was formed, in accordance with the laws of the State of Delaware, pursuant to a Pooling and Servicing Agreement dated as of September 1, 1992, as amended and supplemented (the "POOLING AND SERVICING AGREEMENT"). The Trust was formed for the transaction relating to the issuance of the Series 1992-1 Certificates, this transaction and similar transactions, as contemplated by the Agreement, and prior to formation had no assets or obligations. The Trust will not engage in any business activity, other than as described herein and in the related supplement to this Prospectus (the "PROSPECTUS SUPPLEMENT"), but rather will only acquire and hold the Receivables, issue (or cause to be issued) certificates representing undivided interests in the Trust (the "CERTIFICATES"), the Exchangeable Transferor Certificate and certificates representing additional Series or Classes of Series and related activities (including, with respect to any Series or Class of such Series, entering into any Enhancement agreement) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

                     FIRST USA'S CREDIT CARD ACTIVITIES

 GENERAL

     The Receivables which First USA Bank, National Association (the "BANK") has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISAregistered trademark and MasterCardregistered trademark 1 credit card accounts. The Bank currently owns and services the credit card accounts (the"TRUST PORTFOLIO"). Certain data processing and administrative functions associated with such servicing are performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). See " Description of FDR."

 _____________________
  1
       MasterCardregistered trademark and VISAregistered trademark are registered trademarks of MasterCard International
       Incorporated and VISA USA Incorporated, respectively.

     The following discussion describes certain terms and characteristics that generally apply to the accounts in the Bank Portfolio from which the Accounts in the Trust Portfolio were selected. The Eligible Accounts from which the Accounts were selected do not represent the entire Bank Portfolio. In addition, Additional Accounts consist of Eligible Accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the Accounts already included in the Trust. See "Description of the Certificates Addition of Accounts." Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Additional Accounts may be different from such experience for the Trust Portfolio described in the related Prospectus Supplement.

     Growth Strategy and Origination. To achieve steady and diversified growth, the Bank originates credit card accounts through several different programs: (i) First USA brand products, (ii) partnership products such as affinity group, financial institutions, sports marketing and co-branding programs, and (iii) the acquisition of credit card portfolios from other financial institutions. These programs (excluding portfolio acquisitions) emphasize segmentation and use direct mail, telemarketing, take-one application displays, events, media and the Internet as channels to market the Bank's products. The Bank has also originated credit card accounts through mailings to BANK ONE customers and prospects. Management believes that such multi-faceted account origination programs help to ensure balanced and reliable growth for the Bank.

     The First USA brand direct solicitation program represents the greatest share of new account origination. The Bank has historically emphasized direct solicitation as a source of new accounts as its expertise has increased through experience and the benefit of numerous marketing, credit and risk management tests. Currently, the Bank conducts national direct mail and telemarketing solicitation to geographic areas that have been selected from a process that includes a rigorous analysis of the economic indicators of each region of the nation and targets the most favorable regions. The Bank carefully targets consumers through various data mining methods and targeting models. The Bank aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates and usage.

     The affinity groups, financial institutions and sports marketing programs are partnership programs which involve the active participation of endorsing organizations. The affinity group marketing program involves the solicitation of prospective individual cardmembers from identifiable groups with a common interest or affiliation. In this program, the Bank has entered into exclusive marketing arrangements with a number of affinity groups. The Bank typically pays referral compensation to the affinity groups for each new account generated. The Bank has a similar relationship with certain professional sports organizations.

     In its financial institutions program, the Bank maintains exclusive marketing partnership relationships with banks, as well as mortgage companies, insurance companies, brokerage firms and other financial institutions. Through this program, participating financial institutions offer VISAregistered trademark and MasterCardregistered trademark products to their customers without becoming primary issuers. In addition to placing the name of the participating financial institution on the front of the plastic card, the Bank typically pays a referral fee for each account. The Bank believes that the endorsement of the participating financial institution reduces overall origination costs and encourages cardmember usage.

     The Bank also participates in co-branding, which involves a partnership between the Bank and a consumer products or services company to solicit the customers of such company. Companies such as airlines, computer on-line services, catalog companies and general retailers participate with financial institutions in co-branding programs. The Bank typically pays a portion of on-going revenue to the co-branding partner, with the benefit of such payment generally accruing to the customer in the form of "points" which can then be redeemed with the co-branding partner.

     The Bank currently has relationships with over 1,500 partners in these various programs. Management believes this network is one of the largest of its kind in the nation.

     Underwriting Procedures. Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined based on income and score or, in the case of applications that have not been scored, based on income and certain information obtained from the application and the independent credit reporting agency. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. In addition, credit limit increases are effected periodically by the Bank for all cardholders meeting specific criteria.

     For preapproved solicitations, the Bank generally purchases prospect names that meet established credit criteria from credit bureaus. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. The Bank then mails preapproved solicitation packages requiring only the signature and a brief amount of information from the prospect. Preapproved solicitations are targeted to high quality prospects and exhibit similar credit quality results as compared to non-preapproved solicitations.

     For non-preapproved solicitations, the Bank purchases prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on both the demographic characteristics drawn from the application and a credit bureau check.

     Portfolio Acquisitions. The Bank has made portfolio acquisitions in the past and such acquisitions are possible in the future. See "First USA and BANK ONE CORPORATION." Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that Accounts so acquired were originated in a manner consistent with the Bank's policies as described under " Growth Strategy and Origination" and " Underwriting Procedures" above or that the underwriting and qualification of such Accounts conformed to any given standards. The Accounts include accounts previously acquired by the Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See "The Receivables," "Description of the Certificates Transfer and Assignment of Receivables," " Representations and Warranties" and " Addition of Accounts."

 DESCRIPTION OF FDR

     With respect to the Accounts, certain data processing and administrative functions associated with servicing the Receivables will initially be performed by FDR. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

     FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

     The Bank utilizes a variety of the services provided by FDR in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through Visa USA Incorporated and MasterCard International Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

 BILLING AND PAYMENTS

     Cardholder Agreement. Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related VISA or MasterCard account. Pursuant to each such agreement, the Bank generally reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its VISA or MasterCard accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to the requirements of applicable law, after notice to a cardholder of any such new or changed terms, such new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

     A cardholder may use the credit card to purchase or lease goods or services wherever the card is honored ("PURCHASES") or to obtain cash loans ("CASH ADVANCES") from any financial institution that accepts the card. Purchases and Cash Advances may also be obtained through the use of "Convenience Checks" issued by the Bank which may be completed and signed by the cardholder in the same way as a regular personal check.

     Billing, Payments and Fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. The Bank may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement. The Bank may assess a return check fee for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a nonrefundable Annual Membership Fee.

     Periodic Finance Charges are not assessed in most circumstances on Purchases if the entire balance shown on the previous billing statement was paid in full by the payment due date. New Purchases and Cash Advances are included in the calculation of the balance subject to finance charge as of the later of the day that they are made and the first day of the billing cycle during which they were posted to the account; or, if a Convenience Check is used, the transaction date of the check. Aggregate monthly finance charges for each account consist of the sum of the Cash Advance finance charge (not applicable for certain accounts) for each new Cash Advance posted to the account, transaction finance charge (not applicable for certain accounts) plus the Periodic Finance Charge. The Bank issues accounts with fixed periodic rates and accounts with floating periodic rates that adjust periodically according to an index.

     The foregoing provisions apply with respect to cardholders that have entered into one of the Bank's standard agreements by, in the case of a new account, signature, recorded verbal confirmation of disclosure information or, in the case of an account acquired by the Bank from another institution, acceptance of the terms of the Bank's agreement in writing or by using the credit card after disclosure that the account will be governed by such terms. If the cardholder of an account acquired by the Bank from another institution has not entered into one of the Bank's standard agreements, the terms of the account may continue to be governed by the agreement between the cardholder and the seller of the account, which may differ in material respects from the provisions described above.

 DELINQUENCIES AND CHARGE-OFFS

     The Bank considers any account contractually delinquent if the minimum payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due. An account is not treated as delinquent by the Bank if the minimum payment is received by the next billing date. The Bank classifies an account as "over limit" if its posted balance exceeds its credit limit.

     Efforts to collect delinquent credit card receivables currently are made by the Bank's collection department personnel with regional collection units located in Wilmington, Delaware, Orlando, Florida, Baton Rouge, Louisiana, Columbus, Ohio, Austin, Texas and Frederick, Maryland. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of the Bank's collection managers. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management.

     The Bank generally charges off an account immediately prior to the end of the sixth billing cycle after having become contractually past due unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time of charge-off, an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases charged off accounts are sold to outside collection agencies. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable law.

     The Bank has a policy of restoring or "reaging" a delinquent account to current status when the cardholder has made two consecutive payments and, in the collector's judgment, has the ability to keep the account current. A collector may recommend that an account be reaged in other circumstances. All reaging must be approved by a supervisor and an account may be reaged no more than once per year.

     The Federal Financial Institutions Examination Counsel has proposed revising its policy statement on the classification of retail credit. If adopted, the revised policy statement could provide guidance for loans affected by bankruptcy, fraudulent activity, and death; establish standards for reaging, extending, deferring, or rewriting of past due accounts; and broaden the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent.

 INTERCHANGE

     Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the
 related transactions for merchants.   Interchange will be allocated to the
 Trust, by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described herein in "Description of the Certificates Discount Receivables," which adjusted percentage, if applicable will be specified in the applicable Prospectus Supplement) of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.

 RECOVERIES

     The Transferor and the Servicer will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust all amounts received by the Transferor or the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts ("RECOVERIES"). In the event of any such sale or other disposition of Receivables, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any Monthly Period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period, the amount of such excess will be treated as collections of Finance Charge Receivables.


                              THE RECEIVABLES

     The property of the Trust includes and will include receivables (the "RECEIVABLES") arising under certain VISA(R) and MasterCard(R) revolving credit card accounts (the "ACCOUNTS") selected from the portfolio of VISA and MasterCard accounts owned by the Transferor (the "BANK PORTFOLIO"), all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and all monies on deposit in certain bank accounts of the Trust (other than certain investment earnings on such amounts), Recoveries and any Enhancement issued with respect to any Series or Class, as described in the related Prospectus Supplement. The term "ENHANCEMENT" means, with respect to any Series or Class thereof, any letter of credit, cash collateral account or guaranty, collateral invested amount, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement for the benefit of Certificateholders of such Series. Enhancement may also take the form of subordination of one or more Classes of a Series to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series. The Receivables included in the Trust may consist of Accounts originated and owned by the Transferor and/or Accounts otherwise acquired by the Transferor, as specified in the related Prospectus Supplement.

     The Transferor originally conveyed to the Trustee all Receivables existing under certain Accounts that were selected from the Bank Portfolio based on criteria provided in the Pooling and Servicing Agreement as applied on August 21, 1992 (the "ORIGINAL CUT-OFF DATE"), and on certain additional cut off dates with respect to additional eligible revolving credit card accounts to be included as Accounts (the "ADDITIONAL ACCOUNTS") and has conveyed and will convey all Receivables arising under such Accounts from time to time thereafter until termination of the Trust. See "Description of the Certificates Addition of Accounts."

     The Receivables conveyed to the Trust have arisen and will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement. The Transferor will have the right (subject to certain limitations and conditions set forth in the Pooling and Servicing Agreement) to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Pooling and Servicing Agreement must be Eligible Accounts as of the date the Transferor
 designates such accounts as Additional Accounts.   In addition, the
 Transferor is required to designate Additional Accounts (x) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period and expressed as a percentage of the aggregate amount of Principal Receivables equals or exceeds such percentage as may be specified in any Series Supplement (such percentage, the "MINIMUM TRANSFEROR INTEREST") of the average of the aggregate amount of Principal Receivables for the same period, or (y) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables in amount equal to or greater than the Minimum Aggregate Principal Receivables. "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" shall mean an amount equal to (i) the sum of the initial invested amounts for all Series then outstanding other than any Series of variable funding certificates, (ii) with respect to any Series of variable funding certificates in its revolving period, the then current invested amount of such Series and (iii) with respect to any Series of variable funding certificates in its amortization period, the invested amount of such Series at the end of the last day of the Revolving Period for such Series. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust.
  Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Original Cut-Off Date plus any Additional Accounts minus any Removed Accounts. See "Description of the Certificates Representations and Warranties."

     The Receivables consist of amounts charged by cardholders for goods and services and cash advances (such amounts, less the amount of Discount Receivables, the "PRINCIPAL RECEIVABLES"), plus the related periodic finance charges (the "PERIODIC FINANCE CHARGES"), annual membership fees (the "ANNUAL MEMBERSHIP FEES"), and amounts charged to the Accounts in respect of cash advance finance charges, late fees, overlimit fees, return check fees and similar fees and charges (the "OTHER CHARGES"). Receivables in an amount equal to the product of the Yield Factor (initially 1.3%) and amounts charged by cardholders for goods and services and cash advances (the "DISCOUNT RECEIVABLES") will be treated as Finance Charge Receivables (Discount Receivables, together with the Periodic Finance Charges, Annual Membership Fees and Other Charges, the "FINANCE CHARGE RECEIVABLES"). See "Description of the Certificates Discount Receivables." The Finance Charge Receivables will not affect the amount of the Invested Amount represented by the Certificates or the amount of the Transferor Interest, which are determined on the basis of the amount of Principal Receivables in the Trust.

     During the term of the Trust, all new Receivables arising in the Accounts will be transferred automatically to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to day because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day. Because the Transferor Interest represents the interest in the Principal Receivables in the Trust not represented by the Certificates or any other Series of Certificates, the amount of the Transferor Interest will fluctuate from day to day as Receivables are collected and new Receivables are transferred to the Trust.

     The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Certificates will never exceed the aggregate Invested Amount regardless of the total amount of Principal Receivables in the Trust at any time.

     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Receivables in the Accounts selected from the Bank Portfolio included in the Trust on the basis of criteria set forth in the Pooling and Servicing Agreement (the "TRUST PORTFOLIO") as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency and loss statistics relating to the Accounts.


                            MATURITY ASSUMPTIONS

     Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the holders of each Class of Certificates (the "CERTIFICATEHOLDERS") of such Series or any specified class of Certificates (each, a "CLASS") thereof on each specified Distribution Date during the Controlled Amortization Period or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which the Controlled Amortization Period or the Accumulation Period, as applicable, will commence, or how such date will be determined, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period.

     No assurance can be given, however, that collections of Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, or, with respect to the Accumulation Period, on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Trust Portfolio. There can be no assurance that future events will be consistent with such historical data.

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced. In addition, there can be no assurance that the issuance of the Series of Certificates or the terms of such other Series might not have an impact on the timing of the payments received by Certificateholders.

    The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during the Controlled Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period (each of the Controlled Amortization Period, the Accumulation Period and the Rapid Amortization Period, an "AMORTIZATION PERIOD"). There can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. In addition if, after the issuance of a Series, a related Companion Series is issued and a Rapid Amortization Period commences, payments to the holders of such Series
 may be delayed.   See "Description of the Certificates Companion Series."


                              USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.


                     FIRST USA AND BANK ONE CORPORATION

     First USA Bank, N.A. The Bank is a wholly-owned subsidiary of First USA Financial, Inc. ("FIRST USA FINANCIAL"), which is a wholly-owned subsidiary of BANK ONE CORPORATION ("BANK ONE").

     The Bank is one of the nation's two largest issuers of VISA and MasterCard credit cards in the United States. The Bank's revenues derive primarily from interest income and fees on its credit card accounts and interchange income. Its primary cash expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

     The Bank offers a broad array of bankcard products to targeted segments of creditworthy consumers. The Bank's primary target market is experienced users of general purpose credit products. The strategy of the Bank is to offer uniquely tailored individualized products to profitable consumer segments.

     The Bank markets over 1,000 credit card products to customers throughout the United States. These products cover a range which includes standard card products, those that are identified and developed through data mining efforts, as well as products that are developed and marketed through partnership relationships. Products include designs that are tailored to an individual's lifestyle, profession or interest; those that are built around affiliations, such as universities or fraternal organizations, co-brand relationships and programs with financial institutions and an upscale platinum card product.

     The Bank's products feature low interest rates, specific features and benefits, unique card design and individualized credit lines. The Bank's strategy is to target customers through a carefully matched combination of pricing, credit analysis and packaging. Rates, fees, other features and credit lines offered vary depending on the profile of targeted prospect groups. The Bank generally markets its products with low introductory and regular rates and no annual fee.

     In line with its product diversity, the Bank has built and maintains a broad set of distribution channels. The Bank is one of the leading direct mailers and telemarketers in the industry and manages a large active sales force to distribute its products via fairs, tradeshows and other events. The Bank also markets its products through an array of Web sites and utilizes other direct response media channels for distribution.

    BANK ONE CORPORATION

     BANK ONE is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998 (the "MERGER"), of First Chicago NBD Corporation with BANC ONE CORPORATION.

     Throughout its bank subsidiaries, BANK ONE provides domestic retail banking, worldwide corporate and institutional banking and trust and investment management services. At October 2, 1998, BANK ONE operated banking offices in Arizona, Colorado, Delaware, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

     On July 1, 1998, BANK ONE consolidated substantially all of its current consumer credit card operations in the Bank. The Bank added receivables in accounts originated by the Bank, Bank One, N.A., Bank One, Arizona, NA and other affiliates of the Bank to the Trust on July 6, 1998. On September 30, 1998, the Bank purchased the credit card portfolio of Chevy Chase Bank F.S.B. ("CHEVY CHASE"). On November 16, 1998, the Bank acquired accounts formerly owned by First National Bank of Commerce ("FIRST COMMERCE") as a result of a merger between First Commerce and Bank One, Louisiana, N.A. and the transfer by Bank One, Louisiana, N.A. to the Bank of substantially all of such accounts. On December 24, 1998, the Bank purchased a portfolio of VISA and MasterCard credit card loans from General Electric Capital Corporation ("GE CAPITAL"). The portfolio includes approximately $2.3 billion in managed credit card loans. The Bank has not added to the Trust receivables in any of the accounts acquired from Chevy Chase, First Commerce or GE Capital. A substantial portion of these portfolios is currently subject to securitization through other credit card master trusts. The Bank, may, from time to time, add to the Trust additional Receivables arising in accounts originated by affiliates of the Bank or purchased by the Bank. Each such addition to the Trust of receivables in accounts originated by the Bank and affiliates of the Bank or purchased by the Bank is subject to certain restrictions on additions of Accounts in the Pooling and Servicing Agreement, including satisfaction of the Rating Agency Condition with respect to such addition. "RATING AGENCY CONDITION" with respect to any action means the condition that each Rating Agency then rating any Series of Certificates outstanding confirm in writing that such action would not result in any downgrading or withdrawal of such Rating Agency's rating of any Series of Certificates then
 outstanding.   See "Description of the Certificates--Addition of Accounts"
 herein.

     Effective October 2, 1998, BANK ONE, the parent corporation of the Bank, merged with First Chicago NBD Corporation, a Delaware corporation. Immediately prior to such merger, BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), also merged with and into BANK ONE, which had been a subsidiary, of BANC ONE prior to such merger. BANK ONE is a bank holding company headquartered in Chicago, Illinois and registered under the Bank Holding Company Act of 1956, as amended.

     BANK ONE's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and its telephone number is (312)732-4000.

 YEAR 2000 READINESS

     BANK ONE, like most other companies, utilizes computer programs which process transactions based on using two digits for the year of the transaction rather than a full four digits. Programs that process Year 2000 transactions using only the last two digits "00" for the year may read the date as 1900, not 2000. This can lead to significant processing inaccuracies or render systems inoperable.

     Solving the Year 2000 problem is a top priority for BANK ONE
 CORPORATION. A focused comprehensive effort addresses every area of BANK ONE to ensure products and services are able to accurately process dates within and between the 20th and 21st centuries, including leap year calculations. The year 2000 issue is being addressed by either modifying, retiring or replacing existing software applications and systems or installing vendor upgrades.

     A plan has been developed and is being followed to ensure that the modifications, replacements and upgrades are implemented and thoroughly tested on a timely basis. As of December 31, 1998, 84 percent of all
 software applications have been tested and returned to production.   BANK
 ONE expects all applications, systems and equipment to be Year 2000-ready by June 30, 1999.

     BANK ONE utilizes some software provided by outside suppliers which must also become Year 2000-ready on a timely basis. BANK ONE is actively
 monitoring the progress of outside suppliers.   However, there is no
 guarantee that the software of other suppliers on which BANK ONE's information systems rely will be converted on a timely basis, or that failure to convert would not have a material adverse effect on BANK ONE's operations. Appropriate actions will be taken if a vendor's readiness does not meet BANK ONE's expectations.

     Year 2000 costs and the date on which the year 2000 modifications are expected to be completed are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the availability of certain resources, third party modifications and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.


                      DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Certificate. Each Series will be issued pursuant to the Pooling and Servicing Agreement entered into by the Bank and the Trustee and a series supplement (a "SERIES SUPPLEMENT") to the Pooling and Servicing Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement. The following is a summary of the provisions common to each Series of Certificates. The summary is qualified in its entirety by reference to all of the provisions of the related Pooling and Servicing Agreement and Series Supplement.

 GENERAL

     The assets of the Trust will be allocated among the Certificateholders of each Series (the "INVESTOR INTEREST") of the Trust and the holder of the Exchangeable Transferor Certificate and, in certain circumstances, the related Enhancement Providers. The aggregate principal amount of the interest of the Certificateholders of a Series in the Trust is referred to herein as the "INVESTED AMOUNT" and is based on the aggregate amount of the Principal Receivables in the Trust allocated to such Series. The aggregate principal amount of the interest of the Transferor in the Trust is referred to herein as the "TRANSFEROR INTEREST," and is based on the aggregate amount of Principal Receivables (the "TRANSFEROR AMOUNT") in the Trust not allocated to the Certificateholders or any Enhancement Provider. The certificate that evidences the Transferor Interest is referred to herein as the "EXCHANGEABLE TRANSFEROR CERTIFICATE."

     The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Invested Amount on any date will be equal to the initial Invested Amount as of the related Closing Date for such Series minus the amount of principal paid to the Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Series prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be senior certificates ("SENIOR CERTIFICATES") and one or more of which may be subordinated certificates ("SUBORDINATED CERTIFICATES"). Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, interest rate per annum ("CERTIFICATE RATE") and the availability of Enhancement.

     The Certificateholders of each Series will have the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement and the related Series Supplement and subject to any reallocation of such amounts if the Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("DEFAULTED ACCOUNTS") for such month (each such percentage, an "INVESTOR PERCENTAGE"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See " Investor Percentage and Transferor Percentage."

     The Certificates of each Series will represent interests in the Trust only and will not represent interests in or recourse obligations of the Bank or any of its affiliates. A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the FDIC or any other governmental agency.

     For each Series of Certificates, payments of interest and principal will be made on Distribution Dates or other payment dates as specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "RECORD DATE") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     For each Series of Certificates, the Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "TRANSFEROR PERCENTAGE") of all cardholder payments from the Receivables in the Trust.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See " Defaulted Receivables; Rebates and Fraudulent Charges," and " Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid or charged-off. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of Principal Receivables are collected and distributed to the Certificateholders. As a result, the Transferor Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor Interest may also be reduced as the result of an
 Exchange.   See " Exchanges."

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "DEPOSITORY") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See " Book-Entry Registration" and " Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange, or all or a portion of such Series or Classes thereof on any other specified exchange.

 BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). DTC holds securities that its participating organizations ("DTC PARTICIPANTS") deposit with DTC. DTC also facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its DTC Participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the "SEC").

     DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the year 2000. This could result in the inability of these systems to properly process transactions with dates in the year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete.
 Additionally, DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

     In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

     The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Transferor makes no representations as to the accuracy or completeness of such information.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customers or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customers or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" of Certificates in book-entry form will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Cedelbank, sociEtE anonyme ("CEDELBANK") is incorporated under the
 laws of Luxembourg as a professional depository.   Cedelbank holds
 securities for its participating organizations ("CEDELBANK CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank deals with domestic securities markets in over 30 countries through established
 depository and custodial relationships.   Cedelbank has established an
 electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Cedelbank and MGT/EOC. Cedelbank currently accepts over 110,000
 securities issues on its books.   As a professional depository, Cedelbank
 is subject to regulation by the Luxembourg Commission for the Supervision
 of the Financial Sector, which supervises Luxembourg banks.   Cedelbank
 Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Cedelbank Customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedelbank has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United
 States.   Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

     The Euroclear System (the "EUROCLEAR SYSTEM") was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain U.S. Federal Income Tax Consequences." Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

 DEFINITIVE CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series otherwise issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or
 their nominees   ("DEFINITIVE CERTIFICATES") rather than to DTC or its
 nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise the Trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("HOLDERS").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date or other payment date as specified in the related Prospectus Supplement will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or, if such Holder holds more than an aggregate principal amount of such Definitive Certificates to be specified in the Pooling and Servicing Agreement, by wire transfer to such Holder's account. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar specified in the Pooling and Servicing Agreement, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

 INTEREST PAYMENTS

     For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Invested Amount, plus, if applicable, the Pre-Funding Amount (or other amount specified in the related Prospectus Supplement) at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "DISTRIBUTION DATE"). Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "MONTHLY PERIOD") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Investor Interest of such Class) may be deposited in one or more trust accounts (each, an "INTEREST FUNDING ACCOUNT") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate for each Class thereof, and, for a Series or each Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

 PRINCIPAL PAYMENTS

     The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "PRINCIPAL COMMENCEMENT DATE"), in which case such Series will have either a Controlled Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "SCHEDULED PAYMENT DATE"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein or in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends with the commencement of an Amortization Period), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a trust account established for the benefit of such Certificateholders (a "PRINCIPAL FUNDING ACCOUNT") for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to the Investor Interest such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or investment contract or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal payment guaranty or other similar arrangement specified in the related Prospectus Supplement.

 REVOLVING PERIOD

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class. For the period beginning on the Closing Date and ending with the commencement of an Amortization Period (the "REVOLVING PERIOD"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Excess Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See " Shared Collections of Principal Receivables."

 CONTROLLED AMORTIZATION PERIOD

     If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "CONTROLLED AMORTIZATION PERIOD") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "CONTROLLED DISTRIBUTION AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED AMORTIZATION AMOUNT") plus any existing deficit Controlled Amortization Amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on the Principal Commencement Date and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Invested Amount of the Certificates of such Series or Class and (c) the close of business on the Stated Series Termination Date with respect to such Series.

 ACCUMULATION PERIOD

     If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "ACCUMULATION PERIOD") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited prior to each Distribution Date in a Principal Funding Account and used to make distributions of principal to the Certificateholders of
 such Series or Class on the Scheduled Payment Date.   If the Prospectus
 Supplement relating to a series so specifies, the amount to be deposited in the Principal Funding Account on any date will be limited to an amount (the "CONTROLLED DEPOSIT AMOUNT") equal to an amount specified in the related Prospectus Supplement (the "CONTROLLED ACCUMULATION AMOUNT") plus the amount of any shortfalls arising from the failure to pay the Controlled Accumulation Amount on any prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Account. The Accumulation Period will commence at the close of business on a date specified in the related Prospectus Supplement (subject to adjustment if so specified in the related Prospectus Supplement) and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Invested Amount of the Certificates of such Series or Class and (c) the close of business on the Stated Series Termination Date with respect to such Series.

     Funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a specified return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement. See " Principal Payments."

 RAPID AMORTIZATION PERIOD

     During the period from the day on which a Pay Out Event has occurred with respect to a Series to the earlier of the date on which the Invested Amount of the Certificates of such Series has been paid in full or the related Stated Series Termination Date (the "RAPID AMORTIZATION PERIOD"), unless otherwise provided in the related Prospectus Supplement, collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal to Certificateholders will not be limited by any Controlled Distribution Amount or Controlled Deposit Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, unless otherwise specified in the related Prospectus Supplement, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. See " Pay Out Events" for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

 SHARED EXCESS FINANCE CHARGE COLLECTIONS

     If so specified in the related Prospectus Supplement, the Certificateholders of a Series or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class.

 SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     Unless otherwise specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Invested Amount of any Series are not needed to make payments or deposits with respect to such Series, such collections ("EXCESS PRINCIPAL COLLECTIONS") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated.

 COMPANION SERIES

     If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with another Series (in such case, a "COMPANION SERIES"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Companion Series will each specify the relationship between the Series.

 TRANSFER AND ASSIGNMENT OF RECEIVABLES

     With respect to the Trust, the Transferor has transferred and assigned to the Trust of all its rights, title and interest in and to Receivables in certain Accounts which were selected from the Bank Portfolio based upon criteria set forth in the Pooling and Servicing Agreement.

     In connection with the transfer of the Receivables to the Trust, the Transferor has indicated in its computer files that the Receivables have been conveyed to the Trust. In addition, the Transferor has provided to the Trustee computer files or microfiche lists containing a true and complete list showing each Account, including each Additional Account, identified by account number and by total outstanding balance, respectively. The Transferor has not delivered and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Certain Legal Aspects of the Receivables."

 EXCHANGES

     The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of Certificates that will be transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which initially will be held by the Transferor and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Series Supplements, the holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate, or, if provided in the relevant Series Supplement, Certificates representing any Series and the Exchangeable Transferor Certificate, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Exchangeable Transferor Certificate (any such tender, an "EXCHANGE"). However, after giving effect to any Exchange the Transferor Interest expressed as a percentage of the aggregate amount of Principal Receivables must be equal to or exceed the Minimum Transferor Interest. Pursuant to the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including:
 (i) its initial invested amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate; (ii) its certificate rate (or formula for the determination thereof); (iii) its payment dates and the date from which interest shall accrue; (iv) its series termination date; and (v) such other terms as the Transferor may deem appropriate (all such terms, the "PRINCIPAL TERMS" of such Series). Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by the Trust. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. As used herein, "RATING AGENCY" means a nationally recognized rating organization selected by the Bank to rate any Series. The Transferor may offer any Series to the public or other investors under a Prospectus or other disclosure document (a "DISCLOSURE DOCUMENT") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or exempt from registration thereunder directly, through the Underwriter or one or more other underwriters, purchasers or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such series may be issued in fully registered or book-entry form in minimum denominations by the Transferor. Other Series have been issued by the Trust and may be issued concurrently herewith. The Transferor intends to offer, from time to time, additional Series issued by the Trust.

     Unless otherwise specified in the related Prospectus Supplement, the holder of the Exchangeable Transferor Certificate may perform Exchanges and define Principal Terms such that each Series issued by the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of an Enhancement which is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. The holder of the Exchangeable Transferor Certificate may deliver a different form of Enhancement agreement with respect to each Series. The holder of the Exchangeable Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Exchangeable Transferor Certificate will also have the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor.

     Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the Enhancement Provider, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Pooling and Servicing Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among other things, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for Federal income tax purposes under existing law, and that the issuance of such Series will not have a material adverse effect on the Federal income tax characterization of any outstanding Series, (iii) if required by the related Series Supplement, the form of Enhancement, (iv) if an Enhancement is required by the Supplement, an appropriate Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it,
 (vi) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vii) an officer's certificate of the Transferor to the effect that on the date of the Exchange the Transferor, after giving effect to the Exchange, would not be required to add Receivables from Additional Accounts pursuant to the Pooling and Servicing Agreement, and the Transferor Interest averaged expressed as a percentage of the aggregate amount of Principal Receivables would be at least equal to a certain specified minimum percentage (the "MINIMUM TRANSFEROR INTEREST"). Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

 REPRESENTATIONS AND WARRANTIES

     The Transferor has made and will make certain representations and warranties to the Trust to the effect that, among other things, (a) as of the date of issuance of a Series (a "SERIES CLOSING DATE"), the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and (b) as of the relevant Cut-Off Date for each Series as defined herein and in the related Prospectus Supplement (the "SERIES CUT-OFF DATES") (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See " Pay Out Events."

     The Transferor has made and will make representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Series Closing Date of the initial Series of Certificates, the 1992-1 Series issued by the Trust (the "INITIAL CLOSING DATE"), each of the Receivables then existing was an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "INELIGIBLE RECEIVABLE") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest and (ii) depositing into the Collection Account an amount equal to the finance charge at the annual percentage rate applicable to such Ineligible Receivable from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

     The Transferor has made representations and warranties to the Trust to the effect, among other things, that as of the Initial Closing Date (a) the Pooling and Servicing Agreement constituted a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constituted either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the Investor Interest of all Series outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders of all Series outstanding), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of the Trust Portfolio on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Invested Amount for all Series of Certificates required to be repurchased on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders on such Distribution Date, plus an amount equal to all accrued and unpaid interest on such Certificates at the applicable certificate rate through such last day of such Monthly Period, less the amount transferred to the Distribution Account from the Finance Charge Account in respect of interest on such Certificates. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Invested Amount for all Series of Certificates required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. If the Trustee or Certificateholder gives a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders.

     An "ELIGIBLE ACCOUNT" means, as of the Original Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the cardholder of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions or any mailing address on any United States armed forces military base of operations, including APO and FPO addresses,
 (d) which has not been classified by the Transferor in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding, (e) which has not been identified as an Account with respect to which the related card has been lost or stolen, (f) which is not sold or pledged to any other party at the time of its inclusion in the Trust, (g) which does not have receivables which are sold or pledged to any other party at the time of their inclusion in the Trust, and (h) which is a VISA or MasterCard revolving credit card account.

     An "ELIGIBLE RECEIVABLE" means each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its inclusion in the Trust, the Transferor or the Trust had good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" under
 Article 9 of the UCC as then in effect in the State of Delaware.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

 ADDITION OF ACCOUNTS

     As described above in "The Receivables," the Transferor will have the right to designate for the Trust, from time to time, Additional Accounts to be included as Accounts. In addition, the Transferor will be required to designate Additional Accounts (i) if the average of the Transferor Interest for any 30 consecutive days expressed as a percentage of the aggregate amount of Principal Receivables is less than the Minimum Transferor Interest, or (ii) if, on the last day of any Monthly Period, the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth business day following such 30-day period or the last day of any monthly period, as the case may be. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The total amount of Receivables in the Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

     Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from a third-party financial institution which may have had different credit criteria.

     A conveyance by the Transferor to a Trust of Receivables in Additional Accounts is subject to the following conditions, among others: (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Pooling and Servicing Agreement relating to such Additional Accounts (the "ASSIGNMENT") and, within five business days thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the date the Account is selected to have its receivables added to the Trust (the "ADDITION CUT-OFF DATE"), an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Cut-Off Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Cut-Off Date, the Transferor is not insolvent; (iv) the Transferor shall deliver an opinion of counsel with respect to the security interest of the Trust in the Receivables in the Additional Accounts transferred to the Trust; and (v) the Trustee shall have received notice that the Rating Agency Condition has been satisfied with respect to such addition.

 REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time, all Receivables from certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event for any Series to occur, cause the Transferor Interest expressed as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such date of removal, or result in the failure to make any payment specified in the related Series Supplement with respect to any Series; (ii) the Transferor shall have delivered to the Trustee for execution a written assignment and, within five business days thereafter, a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) not more than 15% of the Trust Portfolio is more than 34 days delinquent; (iv) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust; (v) the Rating Agency shall have received notice of such proposed removal of Accounts and the Rating Agency Condition shall have been satisfied with respect to such proposed removal; (vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% of the aggregate amount of the Principal Receivables in the Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the initial invested amount of such Series; and (vii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses
 (i) through (vi) above.

 COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

 TRUST ACCOUNTS

     The Trustee has established and maintains in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "FINANCE CHARGE ACCOUNT" and a "PRINCIPAL ACCOUNT" for the benefit of the Certificateholders of each Series. The Trustee has also established a "DISTRIBUTION ACCOUNT" (a non-interest bearing segregated demand deposit account established with a "QUALIFIED INSTITUTION" other than the Transferor). The Servicer has established and maintains, in the name of the Trust, for the benefit of Certificateholders of all Series, a "COLLECTION ACCOUNT," which is a non-interest bearing segregated account established and maintained with the Servicer or with a Qualified Institution, defined as a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("MOODY'S") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and AA- by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, and (vii) any other investment if the Rating Agency Condition shall have been satisfied with respect to such investment (such investments, "PERMITTED INVESTMENTS"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent specified in the Pooling and Servicing Agreement has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

 DISCOUNT RECEIVABLES

     The Pooling and Servicing Agreement provides that 1.3% (the "YIELD FACTOR") of the amount of Receivables consisting of amounts charged by cardholders for goods and services and cash advances (the "DISCOUNT RECEIVABLES") will be treated as Finance Charge Receivables. On the date of processing of any collections, the product of the Yield Factor and collections of Receivables consisting of amounts charged by cardholders for goods and services and cash advances on such day which otherwise would be Principal Receivables will be deemed "DISCOUNT RECEIVABLE COLLECTIONS." An amount equal to the product of (i) the investor percentage with respect to Finance Charge Receivables for each Series of Certificates issued and outstanding and (ii) the amount of such Discount Receivable Collections will be deposited by the Servicer into the Collection Account and an amount equal to the product of (i) the Transferor Percentage and (ii) the amount of the Discount Receivable Collections will be paid to the holder of the Exchangeable Transferor Certificate. The former amount deposited into the Collection Account will be applied as provided below regarding payments with respect to Finance Charge Receivables. The Transferor may at any time increase the Yield Factor to a fixed percentage up to 4%; provided that the Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, any provider of Enhancement and the Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) in the reasonable belief of the Transferor such designation would not cause a Pay Out Event to occur or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event and (ii) the Rating Agency Condition is satisfied with respect to such designation.

 INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     The Servicer will allocate between the Invested Amount of each Series issued by the Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Enhancement Providers (the "ENHANCEMENT PERCENTAGE") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period and any Amortization Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

     The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Enhancement Percentages, for all Series then outstanding.

 APPLICATION OF COLLECTIONS

     Allocations. Except as otherwise provided below or in the related Prospectus Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables; provided, however, that the Servicer need not deposit amounts to be paid to the holder of the Exchangeable Transferor Certificate and certain amounts allocated to Certificateholders of a Series, as specified in the related Series Supplement, into the Collection Account, and provided, further, that for as long as the Bank remains the Servicer under the Pooling and Servicing Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then existing rating of any Series of Certificates then outstanding, or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "TRANSFER DATE") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

     Any amounts collected in respect of Principal Receivables not paid to the Transferor because the Transferor Interest expressed as a percentage of the aggregate amount of Principal Receivables has been reduced below the Minimum Transferor Interest ("UNALLOCATED PRINCIPAL COLLECTIONS"), together with any adjustment payments, as described below, will be held in the Collection Account and only paid to the Transferor if and to the extent that such percentage with respect to the Transferor Interest is greater than the Minimum Transferor Interest. Unallocated Principal Collections will be applied to principal shortfalls for each Series on the applicable Transfer Date. If principal shortfalls for all Series exceed Unallocated Principal Collections for any Monthly Period, Unallocated Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of principal shortfalls.

 FUNDING PERIOD

     For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series (the "FUNDING PERIOD"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "PRE-FUNDING AMOUNT") will be held in a trust account established with the Trustee for the benefit of the Certificateholders of such Series (the "PRE-FUNDING ACCOUNT") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "FULL INVESTED AMOUNT") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

 DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     For each Series of Certificates, on the first business day on or before the eighth calendar day prior to each Distribution Date (the "DETERMINATION DATE"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. Receivables in any Account will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable credit card accounts (such an Account, a "DEFAULTED ACCOUNT"). The term "DEFAULT AMOUNT" means, for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period minus (b) the aggregate amount of Recoveries received in such Monthly Period. A portion of the Default Amount (the "INVESTOR DEFAULT AMOUNT") will be allocated to the Certificateholders for each Distribution Date in an amount equal to the product of the Investor Percentage for the relevant Series applicable during the related Monthly Period and the Default Amount for such related Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of the Senior Certificates to make up any Investor Default Amount allocable to such holders of the Senior Certificates.

     If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

 INVESTOR CHARGE-OFFS

     With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the related Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount on deposit in the Collection Account available therefor, available Enhancement amounts, if any, and amounts available from other specified sources, then the Invested Amount with respect to such Series will be reduced by the amount of such excess, but not more than the Investor Default Amount (an "INVESTOR CHARGE-OFF"). Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes.

 DEFEASANCE

     If so specified in the related Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) an opinion of counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Certificates of such Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (ii) with respect to any action is referred to herein as a "TAX OPINION").

 FINAL PAYMENT OF PRINCIPAL; TERMINATION

     With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount of such Series is reduced to an amount less than or equal to the percentage of the initial outstanding principal amount of the Certificates specified in the related Prospectus Supplement, if certain conditions set forth in the Pooling and Servicing Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus accrued and unpaid interest on the Certificates.

     The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "STATED SERIES TERMINATION DATE"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Trustee will be required to sell or cause to be sold certain Receivables allocable to such Series in the manner provided in the Pooling and Servicing Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the sum of the Invested Amount plus accrued interest due on the Certificates and any other amounts specified in the related Prospectus Supplement, to the Certificateholders of such Series on such Stated Series Termination Date as final payment of the Certificates.

     Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account for the payment to Certificateholders of each Series outstanding sufficient to pay in full the aggregate Investor Interest of all Series outstanding plus accrued interest thereon at the applicable certificate rates through the end of the related Monthly Period, or (b) August 1, 2032. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to other Series).

 PAY OUT EVENTS

     Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

        (a) certain events of insolvency or receivership relating to the Transferor; or

        (b) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or an Accumulation Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

     In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of Federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of each such Series (or if any Series has more than one Class, of each Class, and any other person specified in the Pooling and Servicing Agreement or a Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to other Series with respect to which all outstanding Classes did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied with respect to such Series as specified above in "--Application of Collections" and in the related Prospectus Supplement.

     If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables
 and the early retirement of the Certificates.   See "Certain Legal Aspects
 of the Receivables Certain Matters Relating to Receivership."

 CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     First USA Bank, N.A. will service the Receivables (in such capacity, the "SERVICER"). The principal executive office of the Bank is located at 201 North Walnut Street, Wilmington, Delaware 19801, telephone number (302) 594-4000. The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "INVESTOR SERVICING FEE"). The Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement.

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Bank, as initial Servicer, has delegated some of its servicing duties to FDR; however, such delegation does not relieve it of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any Federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

     In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor is a general partner.

     The Pooling and Servicing Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

     The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Transferor may transfer its interest in a portion of the Exchangeable Transferor Certificate, provided that prior to any such transfer (a) the Rating Agency Condition is satisfied with respect to such transfer and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates for each outstanding Series as debt for Federal income tax purposes.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

 SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series of Certificates, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "SERVICE TRANSFER"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

     A "SERVICER DEFAULT" refers to any of the following events:

        (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed five (5) business days);

        (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the Certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

        (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders for such period; or

        (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of ten (10) business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the holders of Certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a Service Transfer.

 REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Trustee or any Paying Agent appointed by the Trustee will forward to each Certificateholder of record a statement prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of each Series, including, among other things: (a) the total amount distributed, (b) the amount of distribution on such Distribution Date allocable to principal of the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the amount of collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Certificates, (f) the Investor Percentage for the related Monthly Period, (g) the aggregate outstanding balance of Accounts which are 35 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the related Monthly Period,
 (h) the applicable Investor Default Amount for the related Monthly Period ,
 (i) the applicable Investor Charge-Offs for the related Monthly Period and the amount of Investor Charge-Offs reimbursed on the Transfer Date immediately preceding the Distribution Date, (j) the amount of the Investor Servicing Fee for the related Monthly Period, (k) the Invested Amount at the close of business on the last day of the related Monthly Period, and
 (l) the amount available, if any, pursuant to the applicable Enhancement.

     On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Trustee or any Paying Agent appointed by the Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

 REPORTS; NOTICES

     With respect to any Series which is listed on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the foregoing paragraph will be available for review at the main office of the listing agent of the Trust in Luxembourg, Luxembourg.

     In addition, with respect to such Series, notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the Certificate Register referred to in the Pooling and Servicing Agreement.

 EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has reviewed the Servicer's computer reports regarding the Receivables, including information regarding delinquencies, charge-offs and yield and that such reports are in agreement with monthly statements prepared by the Servicer and distributed to the Trustee and the Certificateholders, except as set forth in such report.

     The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has made a study and evaluation in accordance with generally accepted auditing standards of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of reports by the Servicer's third party agents) that the system of internal controls in effect for the reporting period relating to servicing procedures performed by the Servicer, taken as a whole, provided reasonable assurance that the internal control system was sufficient for the prevention and detection of errors and irregularities and that such servicing was conducted in compliance with such provisions of the Pooling and Servicing Agreement with which such accountants can reasonably be expected to possess adequate knowledge of the subject matter, which are susceptible of positive assurance by such accountants and for which their professional competence is relevant, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling and Servicing Agreement also provides for delivery to the Trustee, on or before a certain date each year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligations, describing each such default.

 AMENDMENTS

     The Pooling and Servicing Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding for any purpose, provided that (i) the Transferor shall deliver an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, and (ii) the Rating Agency Condition will be satisfied with respect to such amendment. Such an amendment may be entered into in order to comply with or obtain the benefits of certain current and future tax legislation (such as the legislation creating FASITs) as described below under "Certain U.S. Federal Income Tax Consequences Recent Legislation" or to modify the provisions of the Pooling and Servicing Agreement relating to the removal of Accounts to be consistent with accounting requirements for off balance sheet treatment for receivables in the Trust.

     The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the Investor Interests of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or the Series Supplement or of modifying in any manner the rights of Certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series, or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Series Supplement.

 LIST OF CERTIFICATEHOLDERS

     With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount of a Series, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See " Book-Entry Registration" and " Definitive Certificates" above.

 THE TRUSTEE

     The Bank of New York (Delaware) is currently the Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                                ENHANCEMENT

 GENERAL

     For any Series, "ENHANCEMENT" may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     The type, characteristics and amount of the Enhancement for any Series or Class will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to such Series and the desired rating for each Class, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series or Class.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth information with respect to the issuer of any third party Enhancement (the "ENHANCEMENT PROVIDER"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "ENHANCEMENT INVESTED AMOUNT").

 SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinated in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

 LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C BANK") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

     The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

 CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "CASH COLLATERAL GUARANTY") secured by the deposit of cash or certain permitted investments in an account (the "CASH COLLATERAL ACCOUNT") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

 COLLATERAL INVESTED AMOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "COLLATERAL INVESTED AMOUNT") in an amount initially equal to a percentage of the Senior Certificates of such Series as specified in the related Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein of zero or such amount as specified in the related Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Invested Amount to decrease the Collateral Invested Amount, (ii) to the extent collections of Principal Receivables allocable to the Collateral Invested Amount are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Invested Amount and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Invested Amount and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Invested Amount will be distributed to holders of Senior Certificates and, if applicable, the circumstances under which payment will be made from the Cash Collateral Guaranty or from the Cash Collateral Account directly

     If so specified in the related Prospectus Supplement, the Collateral Invested Amount may be issued in certificated form and may have voting and certain other rights of a subordinated Class of Certificates. Any Collateral Invested Amount issued in certificated form may be offered hereby or under a separate Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder.

 SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the Prospectus Supplement.

 SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "SPREAD ACCOUNT") intended to assist with subsequent distribution of interest on and principal of the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

 RESERVE ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "RESERVE ACCOUNT"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class in the manner provided in the related Prospectus Supplement.



                            CERTIFICATE RATINGS

     Any rating of the Certificates by a Rating Agency will indicate:

     o    its view on the likelihood that Certificateholders will
                receive required interest and principal payments; and
     o    its evaluation of the Receivables and the availability of
                any Enhancement for the Certificates.

     Among the things a rating will not indicate are:

     o    the likelihood that principal payments will be made on a
                scheduled payment date;
     o    the likelihood that a Pay Out Event will occur;
     o    the likelihood that a United States withholding tax will be imposed on non-U.S. Certificateholders;
     o    the marketability of the Certificates;
     o    the market price of the Certificates; or
     o    whether the Certificates are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

     The Transferor will request a rating of the Certificates offered by this Prospectus and the related Prospectus Supplement from at least one Rating Agency. It will be a condition to the issuance of the Certificates of each Series or Class offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the Transferor to rate any Series, a "RATING AGENCY"). The rating or ratings applicable to the Certificates of each Series or Class offered hereby will be set forth in the related Prospectus Supplement. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.



                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

 TRANSFER OF RECEIVABLES

     The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to such Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor has also represented and warranted in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of such Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates Representations and Warranties."

     The Transferor has represented as to Receivables to be conveyed, that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. If the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable.

 CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Bank is chartered as a national banking corporation and is subject to regulation and supervision by the United States Comptroller of the Currency (the "COMPTROLLER"). If the Bank becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver.

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, ("FIRREA"), sets forth certain powers that the FDIC may exercise if it were appointed as conservator or receiver of the Transferor or the Servicer. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor or the Servicer.

     To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Pooling and Servicing Agreement is continuously a record of the Bank, and
 (v) the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not
 define the term "actual direct compensatory damages."   The FDIC has stated
 that a claim for "actual direct compensatory damages" is limited to such damages determined as of the date of appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation or disaffirmation for up to 180 days following such appointment, investors may not have a claim for interest accrued during this 180 day period. On December 18, 1998, the FDIC proposed a statement of policy regarding the treatment of asset-backed securitization in the event of conservatorship or receivership. In addition, in one case involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States Federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

     The Pooling and Servicing Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Pooling and Servicing Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Invested Amount of each Series (or if any Series has more than one Class, of each Class, and any other person specified in the Pooling and Servicing Agreement or a Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Transferor. Under the Pooling and Servicing Agreement, the proceeds from the sale of the Receivables allocable to the Certificates would be treated as collections of the Receivables and would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the FDIC as conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust. However, if no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the
 Pooling and Servicing Agreement.   See "Description of the Certificates Pay
 Out Events."

     If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate and refuse to perform any obligations, including servicing obligations, of the Servicer under the Pooling and Servicing Agreement or any other contract, and to request a stay of up to 90 days of any judicial action or proceeding involving the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer or to appoint a successor Servicer chosen by the FDIC.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993) ("OCTAGON"), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because the Transferor, the Trust and the transactions governed by the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

 CONSUMER PROTECTION LAWS

     The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by First USA, the most significant laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

     The Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor warrants in the Pooling and Servicing Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer also agrees in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates Representations and Warranties."

     Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation was not enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Rapid Amortization Period would commence.

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any related Receivables being written off as uncollectible when the amount
 available under any Enhancement is equal to zero.   See "Description of the
 Certificates Defaulted Receivables; Rebates and Fraudulent Charges."

 INDUSTRY LITIGATION

     In October 1998, the United States Department of Justice (the "DOJ") filed an antitrust lawsuit in Federal court in Manhattan against VISA U.S.A., Inc., VISA International Inc. (together, "VISA") and MasterCard International Incorporated ("MASTERCARD INTERNATIONAL") alleging that the two credit card associations restrain competition and limit consumer choice. The DOJ in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks, the ability of banks to issue both MasterCard and VISA cards as well as the rules adopted by the two associations prohibiting members from offering credit cards of certain competitors. In public statements, both VISA and MasterCard International have contested the DOJ's allegations. The Bank is unable to predict the effect of such lawsuit on the Bank's credit card business. A final adverse decision against VISA and MasterCard International, or a similar settlement with the DOJ by the two associations, could result in changes in the current associations and the Bank's ability to issue both MasterCard and VISA cards as well as cards of certain other competitors.

 OTHER LITIGATION

     The Bank has been named as a defendant in four class action lawsuits filed in late 1997 by cardmembers of the Bank. These actions were filed in the Superior Court of the State of Delaware, New Castle County, the Circuit Court of Multnomah County, Oregon, the United States District Court for the Western District of Washington and in the 14th District Court of Dallas County, Texas. The plaintiffs in all four cases contend that they and others similarly situated are entitled to equitable relief for alleged violations of the Delaware Consumer Fraud Act, breach of contract, breach of the covenant of good faith and fair dealing and fraud. The court granted summary judgment in favor of the Bank in the Delaware case in April 1998 and the court in Oregon entered partial summary judgment in favor of the Bank in May 1998. These cases are in various stages of motion and discovery practice. The Bank believes that these claims are without merit and intends to vigorously defend against all claims. While it is impossible to predict the outcome of these matters, the Bank believes that any liability arising from these matters will not have a material adverse effect on the Transferor's business or on the Receivables of the Trust.

     The Bank has been named as a defendant in a class action lawsuit filed in the United States District Court for the District of Delaware against the Bank alleging that the Bank charged balance transfer fees in a manner contrary to representations made in the Bank's solicitations. Although this matter is at a preliminary stage, the Bank believes that it is without merit and the Bank intends to vigorously defend against all claims. While it is impossible to predict the outcome of this matter, the Bank believes that any liability arising from this matter will not have a material effect on the Transferor's business or on the Receivables of the Trust.

     The Bank has been named as a defendant in a class action lawsuit filed in December 1998 in the United States District Court for the Northern District of Illinois alleging that the Bank, in one of its direct mail solicitations, violated Federal and state prohibitions against the mailing of unsolicited credit cards. Although this matter is at a preliminary stage, the Bank believes that it is without merit and the Bank intends to vigorously defend against all claims. While it is impossible to predict the outcome of this matter the Bank believes that any liability arising from this matter will not have a material adverse effect on the Transferor's business or on the Receivables of the Trust.


                CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

 GENERAL

     The following discussion, summarizing certain anticipated United
 States ("U.S.") Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under U.S. Federal income tax laws (for example, banks and life insurance companies). Each prospective Certificate Owner is urged to consult its own tax advisor in determining the Federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

 CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Bank ("SPECIAL TAX COUNSEL") specified in such Prospectus Supplement will, upon issuance of a Series of Certificates, advise the Bank based on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "OFFERED CERTIFICATES;" and for purposes of this section "Certain U.S. Federal Income Tax Consequences" the term "CERTIFICATE OWNER" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

     The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a secured loan.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

 TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

     As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will advise the Bank that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "REGULATIONS") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that
 (i) no reasonable legal remedies exist to compel timely payment and
 (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

     If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "PREPAYABLE INSTRUMENT"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

     A Certificate Owner who purchases an Offered Certificate at a discount from its adjusted issue price after its original issuance may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

     A Certificate Owner who purchases an Offered Certificate after its original issuance for an amount in excess of the sum of all amounts payable on such Certificate after the purchase date other than payment of qualified stated interest (the "REMAINING REDEMPTION AMOUNT") shall be considered to have purchased the Certificates at a premium. Such Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Certificate.

     A Certificate Owner who purchases an Offered Certificate that was issued with OID after its original issuance for an amount less than, or equal to, the Remaining Redemption Amount but in excess of the Certificate adjusted issue price (any such excess being "acquisition premium") generally is permitted to reduce the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

 SALE OR OTHER DISPOSITION OF A CERTIFICATE

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (which is equal, in general, to the purchase price of the Certificate increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income tax rate for individuals, estates, and trusts exceeds the maximum long-term capital gains tax rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

 TAX CHARACTERIZATION OF THE TRUST

     The Pooling and Servicing Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Transferor and holder of certain classes of Certificates are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Bank, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation. The assumptions and qualifications set forth in such opinion will include the qualification that the opinion is limited to the issuance of the Certificates of such Series by the Trust and an assumption that any secondary transactions entered into with respect to any Class of Certificates (such as the deposit of Certificates into a second trust and the issuance of securities out of that trust) will not adversely affect the Federal income tax status of the Trust.

     The opinion of Special Tax Counsel with respect to Offered
 Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more
 Series resulting from the transaction is that of a partnership or a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust that is issued or sold is intended to be classified as an interest in a partnership).

     If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor. Furthermore, certain Series issued prior to May 2, 1995 may not be able to be conformed to the measures taken by the Transferor with respect to Series issued on or after that date.

     If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

 RECENT LEGISLATION

     Certain provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, although these provisions were effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations which have not yet been issued. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. The Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance, the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificate Owners or the Trust.

 FOREIGN INVESTORS

     As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("FOREIGN INVESTORS") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

     Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership,
 (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS
 Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case
 (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

     On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that
 (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

     If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

 STATE AND LOCAL TAXATION

     The discussion above does not address the tax treatment of the Trust, the Certificates of any Series, or the Certificate Owners of any Series under state tax laws. Each investor should consult its own tax advisor regarding state and local tax consequences of purchase, ownership or disposition of the Certificates of any Series under any state or local tax law.


                            ERISA CONSIDERATIONS

     Section 406 of "ERISA" and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a final regulation (the "FINAL REGULATION") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "BENEFIT PLANS"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

     The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable,
 (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

     Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA,
 (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. Unless otherwise specified in the related Prospectus Supplement, the underwriters expect (although no assurances can be given) that interests in each Class of Certificates of each Series offered hereby will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Series; and interests in the Certificates of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

     If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities or investment by benefit plan investors becomes significant and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

     IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

     In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("JOHN HANCOCK") and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

     In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new
 Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "GENERAL ACCOUNT REGULATIONS") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
 Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The DOL has recently issued proposed regulations under
 Section 401(c). It should be noted that if the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The plan asset status of insurance company separate accounts is unaffected by new
 Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account. Plan investors considering the purchase of Certificates of any Series on behalf of an insurance company general account should consult their legal advisors regarding the effect of the General Account Regulations on such purchase.


                            PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (an "UNDERWRITING AGREEMENT") to be entered into with respect to a Series of Certificates, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act or contribute to payments such underwriters may be required to make in respect thereof. The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

     First Chicago Capital Markets, Inc. ("FCCM") and Banc One Capital Markets, Inc. ("BOCM") are affiliates of the Transferor. Any obligations of FCCM or BOCM are the sole obligations of FCCM or BOCM, respectively, and do not create any obligations on the part of any of their affiliates.

     FCCM and BOCM may from time to time purchase or acquire a position in the Certificates and may, at each of their options, hold or resell such Certificates. FCCM and BOCM expect to offer and sell previously issued Certificates in the course of their respective businesses as broker-dealers. FCCM and BOCM may each act as a principal or an agent in such transactions. This Prospectus and the related Prospectus Supplement may be used by FCCM or BOCM and in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Joanne K. Sundheim, Senior Vice President and Associate General Counsel of First USA Bank, N.A., and by special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the issuance of the Certificates and ERISA matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                       REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede as nominee of DTC and registered holder of the related Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates Book-Entry Registration," " Reports to Certificateholders" and " Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of the Bank to Certificateholders or to the Certificate Owners. The Servicer will file with the SEC such periodic reports with respect to the Trust as are required under the Exchange Act and the rules and regulations of the SEC thereunder.


                    WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

     The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the related Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

     As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: First USA Bank, National Association, 201 North Walnut Street, Wilmington, Delaware 19801, (302) 594-4000.

                       INDEX OF TERMS FOR PROSPECTUS

 Terms                                                                 Page
 -----                                                                 ----
 Accounts .............................................................  8
 Accumulation Period .................................................. 18
 Addition Cut-Off Date ................................................ 23
 Additional Accounts ..................................................  8
 Agreement ............................................................  4
 Amortization Period .................................................. 10
 Annual Membership Fees ...............................................  8
 Assignment ........................................................... 23
 BANC ONE ............................................................. 11
 Bank .................................................................  4
 BANK ONE ............................................................. 10
 Bank Portfolio .......................................................  8
 Benefit Plans ........................................................ 44
 BIF .................................................................. 24
 BOCM ................................................................. 46
 Cash Advances ........................................................  6
 Cash Collateral Account .............................................. 34
 Cash Collateral Guaranty ............................................. 34
 Cede ................................................................. 13
 Cedelbank ............................................................ 15
 Cedelbank Customers .................................................. 15
 Certificate Owner .................................................... 39
 Certificate Rate ..................................................... 12
 Certificateholder .................................................... 15
 Certificateholders ...................................................  9
 Chevy Chase .......................................................... 11
 Class ................................................................  9
 Code ................................................................. 39
 Collateral Invested Amount ........................................... 34
 Collection Account ................................................... 24
 Companion Series ..................................................... 19
 Comptroller .......................................................... 36
 Controlled Accumulation Amount ....................................... 19
 Controlled Amortization Amount ....................................... 18
 Controlled Amortization Period ....................................... 18
 Controlled Deposit Amount ............................................ 19
 Controlled Distribution Amount ....................................... 18
 Cooperative .......................................................... 16
 Corporation .......................................................... 29
 Default Amount ....................................................... 26
 Defaulted Account .................................................... 26
 Defaulted Accounts ................................................... 12
 Definitive Certificates .............................................. 16
 Depositaries ......................................................... 14
 Depository ........................................................... 13
 Determination Date ................................................... 26
 Disclosure Document .................................................. 20
 Discount Receivable Collections ...................................... 25
 Discount Receivables .............................................. 8, 25
 Distribution Account ................................................. 24
 Distribution Date .................................................... 17
 DOJ .................................................................. 38
 DOL .................................................................. 44
 DTC Participants ..................................................... 14
 Eligible Account ..................................................... 22
 Eligible Receivable .................................................. 23
 Enhancement ..........................................................  8
 Enhancement Invested Amount .......................................... 33
 Enhancement Percentage ............................................... 25
 Enhancement Provider ................................................. 33
 ERISA ................................................................ 44
 Euroclear ............................................................ 16
 Euroclear Operator ................................................... 16
 Euroclear Participants ............................................... 16
 Excess Principal Collections ......................................... 19
 Exchange ............................................................. 20
 Exchange Act ......................................................... 14
 Exchangeable Transferor Certificate .................................. 12
 FASIT ................................................................ 42
 FCCM ................................................................. 46
 FDIA ................................................................. 36
 Final Regulation ..................................................... 44
 Finance Charge Account ............................................... 24
 Finance Charge Receivables ...........................................  8
 FIRREA ............................................................... 36
 First Commerce ....................................................... 11
 First USA Financial .................................................. 10
 Foreign Investors .................................................... 43
 Full Invested Amount ................................................. 26
 Funding Period ....................................................... 26
 GE Capital ........................................................... 11
 General Account Regulations .......................................... 46
 Holders .............................................................. 17
 Indirect Participants ................................................ 14
 Ineligible Receivable ................................................ 22
 Initial Closing Date ................................................. 21
 Interchange ..........................................................  7
 Interest Funding Account ............................................. 17
 Investor Charge-Off .................................................. 27
 Investor Default Amount .............................................. 26
 Investor Interest ................................................ 12, 17
 Investor Percentage .................................................. 12
 Investor Servicing Fee ............................................... 29
 IRA .................................................................. 44
 IRS .................................................................. 39
 John Hancock ......................................................... 45
 L/C Bank ............................................................. 34
 MasterCard International ............................................. 38
 Merger ............................................................... 10
 MGT/EOC .............................................................. 15
 Minimum Aggregate Principal Receivables ..............................  8
 Minimum Transferor Interest ....................................... 8, 21
 Monthly Period ....................................................... 17
 Moody's .............................................................. 24
 Octagon .............................................................. 37
 Offered Certificates ................................................. 39
 OID .................................................................. 40
 Original Cut-Off Date ................................................  8
 Other Charges ........................................................  8
 Pay Out Event ........................................................ 28
 Periodic Finance Charges .............................................  8
 Permitted Investments ................................................ 25
 Pooling and Servicing Agreement ......................................  4
 Pre-Funding Account .................................................. 26
 Pre-Funding Amount ................................................... 26
 Prepayable Instrument ................................................ 40
 Principal Account .................................................... 24
 Principal Commencement Date .......................................... 17
 Principal Funding Account ............................................ 18
 Principal Receivables ................................................  8
 Principal Terms ...................................................... 20
 Prospectus Supplement ................................................  4
 PTE .................................................................. 45
 Purchases ............................................................  6
 Qualified Institution ................................................ 24
 Rapid Amortization Period ............................................ 19
 Rating Agency ...................................................  20, 35
 Rating Agency Condition .............................................. 11
 Receivables ..........................................................  8
 Record Date .......................................................... 13
 Recoveries ...........................................................  7
 Regulations .......................................................... 40
 Remaining Redemption Amount .......................................... 41
 Reserve Account ...................................................... 35
 Revolving Period ..................................................... 18
 Scheduled Payment Date ............................................... 17
 SEC .................................................................. 14
 Securities Act ....................................................... 20
 Senior Certificates .................................................. 12
 Series Cut-Off Dates ................................................. 21
 Series Supplement .................................................... 12
 Service Transfer ..................................................... 30
 Servicer ............................................................. 29
 Servicer Default ..................................................... 30
 Special Tax Counsel .................................................. 39
 Spread Account ....................................................... 35
 Standard & Poor's .................................................... 24
 Stated Series Termination Date ....................................... 28
 Tax Opinion .......................................................... 27
 Terms and Conditions ................................................. 16
 Transfer Date ........................................................ 26
 Transferor Amount .................................................... 12
 Transferor Interest .................................................. 12
 Transferor Percentage ................................................ 13
 Trust ................................................................  4
 Trust Portfolio ......................................................  9
 U.S.  ................................................................ 39
 UCC .................................................................. 36
 Unallocated Principal Collections .................................... 26
 Underwriting Agreement ............................................... 46
 VISA  ................................................................ 38
 Yield Factor ......................................................... 25


                                  PART II



 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

 Registration Fee                             $         278
 Printing and Engraving                                   *
 Trustee's Fees                                           *
 Legal Fees and Expenses                                  *
 Accountant's Fees and Expenses                           *
 Rating Agency Fees                                       *
 Miscellaneous Fees                                       *
                                               --------------
   Total                                                 *
                                               ==============
 _______________

 * To be supplied by amendment.


 ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

   Article Tenth of the Bank's Amended and Restated Articles of Incorporation provides that the Bank shall indemnify every person who is or was a director, officer or employee of the Bank or of any corporation which he served as a director, officer or employee at the request of the Bank as part of his regularly assigned duties against all liability (including, without limitation, judgments, fines, penalties and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter as "claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a director, officer or employee of the Bank or such other corporation, or by reason of any action taken or omitted by him in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred; provided that nothing contained in Article Tenth shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published rulings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority; and provided further that there shall be no indemnification of directors, officers or employees against expenses, penalties or other payments incurred in an administrative action by an individual or individuals in the form of payments to the Bank.

   Article Tenth provides that every person who may be indemnified under the provisions of Article Tenth and who has been wholly successful on the merits with respect to any claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under Article Tenth shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of directors who are not parties to such claim shall find, or if independent legal counsel shall render their opinion that in view of all of the circumstances then surrounding the claim, such indemnification is equitable and in the best interest of the Bank. In addition to such finding or opinion, no indemnification under Article Tenth shall be made unless the Board of Directors or the Executive Committee action by a quorum consisting of directors who are not parties to such claim shall find, or if independent legal counsel shall render their opinion that the directors, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Bank or such other corporation and further in the case of any criminal action or proceeding, that the director, officer or employee reasonably believed his conduct to be lawful. Determination of any claim by judgment adverse to a director, officer or employee by settlement with or without Court approval or conviction upon a pleas of guilty or of nolo contendere or its equivalent shall not create a presumption that a director, officer or employee failed to meet the standards of conduct set forth in Article Tenth.

   Article Tenth provides that expenses incurred with respect to any claim may be advanced by the Bank prior to the final disposition thereof upon receipt of an undertaking satisfactory to the Bank by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under Article Tenth.

   Article Tenth provides that the rights to indemnification and to the advancement of expenses conferred in Article Tenth shall be in addition to any rights to which those seeking indemnification may be entitled by
 contract or as a matter of law.   Every person who shall act as a director,
 officer or employee of the Bank shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in Article Tenth.

 ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits

      1.1   Form of Underwriting Agreement.
      3.1   Amended and Restated Articles of Association of the Bank.
      3.2   Bylaws of the Bank.
      4.1   Pooling and Servicing Agreement and agreements as
            exhibits thereto  (incorporated herein by reference to
            Exhibit 4.1 of Registration Statement No. 33-50600 of
            First USA Bank); the first, second and third amendments
            thereto (incorporated herein by reference to Exhibit 4.1
            of Registration Statement No. 33-99362 of First USA
            Bank); and the sixth, seventh, eighth, ninth and tenth amendments thereto.
      5.1   Opinion of Joanne K. Sundheim with respect to legality.*
      8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*
      23.1 Consent of Joanne K. Sundheim included in her opinions, filed as Exhibit 5.1.*
      23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP included in its opinions filed as Exhibit 8.1.*
      99.1  Form of Prospectus Supplement.
  ____________________
 * To be filed by amendment.


   (b)  Financial Statements

      All financial statements, schedules and historical financial information have been omitted as they are not applicable.


 ITEM 17.    UNDERTAKINGS

      The undersigned Registrant on behalf of the First USA Credit Card Master Trust (the "TRUST") hereby undertakes as follows:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "ACT"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

           (d) That, for purposes of determining any liability under the Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
      Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

           (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 3, 1999.

                          FIRST USA BANK, N.A.
                          as Transferor and Servicer
                          (Registrant)


                          By   /s/ Rebekah A. Sayers
                               --------------------------------
                               Rebekah A. Sayers
                               Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint George P. Hubley, Clinton W. Walker and Rebekah A. Sayers his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.

      Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                            FIRST USA BANK, N.A.

 SIGNATURE                     TITLE
 ---------                     -----

 PRINCIPAL EXECUTIVE OFFICER:


  /s/ Richard W. Vague         Chairman of the Board and     February 3, 1999
--------------------------     Chief Executive Officer
 Richard W. Vague


 PRINCIPAL FINANCIAL AND
   ACCOUNTING OFFICER:


 /s/ George P. Hubley           Executive Vice President      February 3, 1999
--------------------------      and Chief Financial Officer
 George P. Hubley


 DIRECTORS:


 /s/ Randy L. Christofferson                                  February 3, 1999
----------------------------
 Randy L. Christofferson


 /s/ Roger Deacon                                             February 3, 1999
--------------------------
 Roger S. Deacon


  /s/ George P. Hubley                                        February 3, 1999
--------------------------
 George P. Hubley


 /s/ Gary J. Marino                                           February 3, 1999
--------------------------
 Gary J. Marino


 /s/ Richard W. Vague                                         February 3, 1999
--------------------------
 Richard W. Vague